                                                                   EXHIBIT 3(a)

                                   [FORM OF]
                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                          OF PHARMACIA & UPJOHN, INC.

     Pharmacia & Upjohn, Inc., a Delaware corporation, hereby certifies as follows:

          (1) The name of the corporation is Bushwood, Inc. The date of filing of its original certificate of incorporation with the Secretary of State was August 17, 1995 under the name Bushwood, Inc.

          (2) This restated certificate of incorporation amends and restates the provisions of the certificate of incorporation of said corporation and has been duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.

          (3) The text of the certificate of incorporation is hereby amended and restated to read as set forth in full:

                                   ARTICLE I

                                      NAME

     The name of the corporation is Pharmacia & Upjohn, Inc. (the
"Corporation").

                                   ARTICLE II

                     REGISTERED OFFICE AND REGISTERED AGENT

     The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

                                  ARTICLE III

                               CORPORATE PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized, and it shall have all powers which may now or hereafter be lawful for a corporation to exercise under the General Corporation Law of the State of Delaware (the "General Corporation Law").

                                   ARTICLE IV

                                 CAPITAL STOCK

     The total number of shares of all classes of stock that the Corporation shall have authority to issue is One Billion Six Hundred Million (1,600,000,000), of which One Billion Five Hundred Million (1,500,000,000) shares shall be shares of Common Stock, par value $0.01 per share ("Common Stock"), and One Hundred Million (100,000,000) shares shall be shares of Preferred Stock, par value $0.01 per share ("Preferred Stock"), of which 7,500 shares shall be designated Series A Convertible Perpetual Preferred Stock.

                              A.1  PREFERRED STOCK

     The Preferred Stock may be issued from time to time by the Board of Directors of the Corporation (the "Board") as shares of one or more series. Subject to the provisions hereof and the limitations prescribed by law, the Board is expressly authorized, prior to issuance, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series and, if and to the extent from time to

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time required by law, by filing a certificate pursuant to the General
Corporation Law (or other law hereafter in effect relating to the same or substantially similar subject matter), to establish or change the number of shares to be included in each such series and to fix the designation and relative powers, preferences and rights and the qualifications and limitations or restrictions thereof relating to the shares of each such series. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

          (i) the distinctive serial designation of such series and the number of shares constituting such series;

          (ii) the dividend rate, or basis for determining such rate, if any, on shares of such series, whether dividends shall be cumulative and, if so, from which date or dates;

          (iii) whether the shares of such series shall be redeemable (which, if so redeemable, may be redeemed in whole or in part) and, if so, terms and conditions of such redemption, including the date or dates upon and after which such shares shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (iv) the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased;

          (v) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange, the terms of adjustment, if any, and whether such shares shall be convertible or exchangeable at the option of the Corporation, the holders or both;

          (vi) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

          (vii) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

          (viii) any other relative rights, powers, preferences, qualification, limitations or restrictions thereof relating to such series.

     The shares of Preferred Stock of any one series shall be identical with each other in all respects except as to the dates from and after which dividends thereon shall cumulate, if cumulative.

     The number of authorized shares of Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote without the separate vote of holders of Preferred Stock as a class.

     Without limiting any of the foregoing, there is hereby authorized to be issued Series A Convertible Perpetual Preferred Stock ("Series A Convertible Perpetual Preferred Stock") with the following designations, powers, preferences, rights, qualifications, limitations and restrictions:

              A.2  SERIES A CONVERTIBLE PERPETUAL PREFERRED STOCK

     (1) Designation and Amount; Special Purpose Restricted Transfer
Issue. (a) The shares of such series shall be designated as shares of "Series A Convertible Perpetual Preferred Stock, par value $0.01 per share" (the "Convertible Perpetual Preferred Shares"), and the number of shares constituting such series shall be 7,500. Each Convertible Perpetual Preferred Share shall have a stated value of $40,300.00 per share.

     (b) Convertible Perpetual Preferred Shares shall be issued only to State Street Bank and Trust Company, its successors and assigns, as trustee (the "Trustee") of the Newco Company Employee Stock Ownership Trust forming a part of the Newco Company Employee Stock Ownership Plan, or any successor to such plan (the "Plan" or "ESOP"). All references to the holder of Convertible Perpetual Preferred Shares shall mean the Trustee or any company with which or into which the Trustee may merge or any successor trustee under the trust agreement with respect to the Plan. In the event of any transfer of record ownership of

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Convertible Perpetual Preferred Shares to any person other than any successor trustee under the Plan, the Convertible Perpetual Preferred Shares so transferred, upon such transfer and without any further action by the Corporation or the holder thereof, shall be automatically converted into shares of Common Stock on the terms otherwise provided for the conversion of Convertible Perpetual Preferred Shares into shares of Common Stock pursuant to paragraph (5) of this Article IV.A.2 and no such transferee shall have any of the voting powers, preferences and relative, participating, optional or special rights ascribed to Convertible Perpetual Preferred Shares hereunder but, rather, only the powers and rights pertaining to the Common Stock into which such Convertible Perpetual Preferred Shares shall be so converted. In the event of such a conversion, the transferee of the convertible Perpetual Preferred Shares shall be treated for all purposes as the record holder of the shares of Common Stock into which such Convertible Perpetual Preferred Shares have been automatically converted as of the date of such transfer. Certificates representing Convertible Perpetual Preferred Shares shall bear a legend to reflect the foregoing provisions. Notwithstanding the foregoing provisions of this paragraph (1)(b), Convertible Perpetual Preferred Shares (i) may be converted into shares of Common Stock as provided by paragraph (5) of this
Article IV.A.2 and the shares of Common Stock issued upon such conversion may be transferred by the holder thereof as permitted by law and (ii) shall be redeemable by the Corporation upon the terms and conditions provided by paragraphs (6), (7) and (8) of this Article IV.A.2.

     (2) Dividends and Distributions. (a) Subject to the provisions for adjustment hereinafter set forth, the holders of Convertible Perpetual Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends ("Convertible Perpetual Preferred Dividends") in an amount per share not to exceed $2,518.75 per share per annum, payable quarterly in arrears, one-quarter on the 1st day of January, one-quarter on the 1st day of April, one-quarter on the 1st day of July and one-quarter on the 1st day of October of each year (each a "Dividend Payment Date") commencing on [January 1, 19 ,] to holders of record at the start of business on such Dividend Payment Date. In the event that any Dividend Payment Date shall fall on any day other than a "Business Day" (as hereinafter defined), the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date. Convertible Perpetual Preferred Dividends shall begin to accrue on outstanding Convertible Perpetual Preferred Shares from the date of issuance of such Convertible Perpetual Preferred Shares. Convertible Perpetual Preferred Dividends shall accrue on a daily basis whether or not the Corporation shall have earnings or surplus at the time, but Convertible Perpetual Preferred Dividends accrued after issuance on the Convertible Perpetual Preferred Shares for any period less than a full quarterly period between Dividend Payment Dates (or, in the case of the first dividend payment, from the date of issuance through the first Dividend Payment Date) shall be computed on the basis of a 360-day year of twelve 30-day months. Accrued but unpaid Convertible Perpetual Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid Convertible Perpetual Preferred Dividends.

     (b) So long as any Convertible Perpetual Preferred Shares shall be outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the Convertible Perpetual Preferred Shares as to dividends, unless there shall also be or have been declared and paid or set apart for payment on the Convertible Perpetual Preferred Shares dividends for all dividend payment periods of the Convertible Perpetual Preferred Shares ending on or before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid through such dividend period on the Convertible Perpetual Preferred Shares and accumulated and unpaid on such parity stock through the dividend payment period on such parity stock next preceding such dividend payment date. In the event that full cumulative dividends on the Convertible Perpetual Preferred Shares have not been declared and paid or set apart for payment when due, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption or other retirement of any other class of stock or series thereof of the Corporation ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Convertible Perpetual Preferred Shares until full cumulative dividends on the Convertible Perpetual Preferred Shares shall have paid or declared and set apart for payment; provided, however, that the foregoing shall not apply to (i) any dividend payable solely in any shares of any stock ranking, as to dividends

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and as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Convertible Perpetual Preferred Shares or (ii) the acquisition of shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Convertible Perpetual Preferred Shares in exchange solely for shares of any other stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the Convertible Perpetual Preferred Shares.

     (3) Voting Rights. The holders of Convertible Perpetual Preferred Shares shall have the following voting rights:

          (a) The holders of Convertible Perpetual Preferred Shares shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation, voting together with the holders of Common Stock as one class. The holder of each Convertible Perpetual Preferred Share shall be entitled to a number of votes equal to the number of shares of Common Stock into which such Convertible Perpetual Preferred Share could be converted on the record date for determining the stockholders entitled to vote, rounded to the nearest one one-hundredth of a vote; it being understood that whenever the "Conversion Price" (as defined in paragraph (5) of this Article IV.A.2.) is adjusted as provided in paragraph (9) of this Article IV.A.2, the number of votes of the Convertible Perpetual Preferred Shares shall also be similarly adjusted.

          (b) Except as otherwise required by law or set forth herein, holders of Convertible Perpetual Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action; provided, however, that the vote of at least 66 2/3% of the outstanding Convertible Perpetual Preferred Shares, voting separately as a series, shall be necessary to adopt any alteration, amendment or repeal of any provision of the Restated Certificate of Incorporation of the Corporation (including any such alteration, amendment or repeal effected by any merger or consolidation in which the Corporation is the surviving or resulting corporation), if such amendment, alteration or repeal would alter or change the powers, preferences, or special rights of the Convertible Perpetual Preferred Shares so as to affect them adversely.

     (4) Liquidation, Dissolution or Winding-Up. (a) Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of Convertible Perpetual Preferred Shares shall be entitled to receive out of assets of the Corporation which remain after satisfaction in full of all valid claims of creditors of the Corporation and which are available for payment to stockholders, and subject to the rights of the holders of any stock of the Corporation ranking senior to or on a parity with the Convertible Perpetual Preferred Shares in respect of distributions upon liquidation, dissolution or winding-up of the Corporation, before any amount shall be paid or distributed among the holders of Common Stock or any other shares ranking junior to the Convertible Perpetual Preferred Shares in respect of distributions upon liquidation, dissolution or winding-up of the Corporation, liquidating distributions in the amount of $40,300.00 per share, plus an amount equal to all accrued and unpaid dividends thereon to the date fixed for distribution, and no more. If upon any liquidation, dissolution or winding-up of the Corporation, the amounts payable with respect to the Convertible Perpetual Preferred Shares and any other stock ranking as to any such distribution on a parity with the Convertible Perpetual Preferred Shares are not paid in full, the holders of the Convertible Perpetual Preferred Shares and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amounts to which they are entitled as provided by the foregoing provisions of this paragraph
(4)(a), the holders of Convertible Perpetual Preferred Shares shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.

     (b) Written notice of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Convertible Perpetual Preferred Shares in such circumstances shall be payable, shall be given by hand delivery, by courier, by standard form of telecommunication or by first-class mail (postage prepaid), delivered, sent or mailed, as the case may be, not less than 20 days prior to any payment date stated therein, to

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the holders of Convertible Perpetual Preferred Shares, at the address shown on the books of the Corporation or any transfer agent for the Convertible Perpetual Preferred Shares.

     (5) Conversion into Common Stock. (a) A holder of shares of Convertible Perpetual Preferred Shares shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to paragraphs
(6), (7) and (8) of this Article IV.A.2., to cause any or all of such shares to be converted into shares of Common Stock, initially at a conversion price equal to $43.00 per share of Common Stock, with each Convertible Perpetual Preferred Share being valued at $43,000.00 for such purpose, and which price shall be adjusted as hereinafter provided (and, as so adjusted, is hereinafter sometimes referred to as the "Conversion Price") (that is, a conversion rate initially equivalent to 1,450 shares of Common Stock for each Convertible Perpetual Preferred Share so converted, which is subject to adjustment as the Conversion Price is adjusted as hereinafter provided in paragraph (9) of this Article IV.A.2.); provided, however, that in no event shall the Conversion Price be less than $1.00.

     (b) Any holder of Convertible Perpetual Preferred Shares desiring to convert such shares into shares of Common Stock shall surrender the certificate or certificates representing the Convertible Perpetual Preferred Shares being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Convertible Perpetual Preferred Shares or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Convertible Perpetual Preferred Shares by the Corporation or the transfer agent for the Convertible Perpetual Preferred Shares, accompanied by written notice of conversion. Such notice of conversion shall specify (i) the number of shares of Convertible Perpetual Preferred Shares to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any Convertible Perpetual Preferred Shares not to be so converted to be issued and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

     (c) Upon surrender of a certificate representing a Convertible Perpetual Preferred Share or Shares for conversion, the Corporation shall issue and send by hand delivery, by courier or by first-class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing Convertible Perpetual Preferred Shares, only part of which are to be converted, the Corporation shall issue and send to such holder or such holder's designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of Convertible Perpetual Preferred Shares which shall not have been converted.

     (d) The issuance by the Corporation of shares of Common Stock upon a conversion of Convertible Perpetual Preferred Shares into shares of Common Stock made at the option of the holder thereof shall be effective as of the earlier of
(i) the delivery to such holder or such holder's designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (ii) the commencement of business on the second Business Day after the surrender of the certificate or certificates for the Convertible Perpetual Preferred Shares to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) and accompanied by all documentation required to effect the conversion, as provided by this Article IV.A.2. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock, but no allowance or adjustments shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date. The Corporation shall not be obligated to pay any dividends which shall have been declared and shall be payable to holders of Convertible Perpetual Preferred Shares on a Dividend Payment Date if the record date for such dividend is subsequent to the effective date of conversion of such shares.

     (e) The Corporation shall not be obligated to deliver to holders of Convertible Perpetual Preferred Shares any fractional share of Common Stock issuable upon any conversion of such Convertible Perpetual Preferred Shares, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

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     (f) The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of Convertible Perpetual Preferred Shares as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the Convertible Perpetual Preferred Shares then outstanding. Nothing contained herein shall preclude the Corporation from issuing shares of Common Stock held in its treasury upon the conversion of Convertible Perpetual Preferred Shares into Common Stock pursuant to the terms hereof. The Corporation shall prepare and shall use its best effort to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration or qualification of the Common Stock, in order to enable the Corporation lawfully to issue and deliver to each holder of record of Convertible Perpetual Preferred Shares such number of shares of its Common Stock as from time to time be sufficient to effect the conversion of all Convertible Perpetual Preferred Shares then outstanding and convertible into shares of Common Stock.

     (6) Redemption At the Option of the Corporation. (a) The Convertible Perpetual Preferred Shares shall be redeemable, in whole or in part, at the option of the Corporation at any time after July 20, 1999, or at any time after the date of issuance, if permitted by paragraph (6)(d) of this Article IV.A.2, at the following redemption prices per share:

                            DURING THE TWELVE-MONTH
                           PERIOD BEGINNING JULY 20,                 PRICE PER SHARE
            -------------------------------------------------------  ---------------
                      1995.........................................    $41,307.500
                      1996.........................................     41,055.625
                      1997.........................................     40,803.750
                      1998.........................................     40,551.875

and thereafter at $40,300.00 per share, plus, in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption. Payment of the redemption price shall be made by the Corporation in cash or shares of Common Stock, or a combination thereof, as permitted by paragraph
(6)(e) of this Article IV.A.2. From and after the date fixed for redemption, dividends on Convertible Perpetual Preferred Shares called for redemption will cease to accrue, such Convertible Perpetual Preferred Shares will no longer be deemed to be outstanding and all rights in respect of such Convertible Perpetual Preferred Shares shall cease, except the right to receive the redemption price. If less than all of the outstanding Convertible Perpetual Preferred Shares are to be redeemed, the Corporation shall redeem a portion of the Convertible Perpetual Preferred Shares of each holder determined pro rata based on the number of Convertible Perpetual Preferred Shares held by each holder.

     (b) Unless otherwise required by law, notice of redemption will be sent to the holders of Convertible Perpetual Preferred Shares at the address shown on the books of the Corporation or any transfer agent for the Convertible Perpetual Preferred Shares by hand delivery, by courier, by standard form of telecommunication or by first-class mail (postage prepaid) delivered, sent or mailed, as the case may be, not less than twenty (20) days nor more than sixty
(60) days prior to the redemption date. Each such notice shall state: (i) the redemption date; (ii) the total number of Convertible Perpetual Preferred Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such Convertible Perpetual Preferred Shares to be redeemed from such holder; (iii) the redemption price; (iv) whether the redemption price shall be paid in cash or in shares of Common Stock, or in a combination of such Common Stock and cash, as permitted by paragraph (6)(e) of this Article IV.A.2; (v) the place or places where certificates for such Convertible Perpetual Preferred Shares are to be surrendered for payment of the redemption price; (vi) that dividends on the Convertible Perpetual Preferred Shares to be redeemed will cease to accrue on such redemption date; and (vii) the conversion rights of the Convertible Perpetual Preferred Shares to be redeemed, the period within which conversion rights may be exercised, and the Conversion Price and number of shares of Common Stock issuable upon conversion of a Convertible Perpetual Preferred Share at the time. Upon surrender of the certificate for any Convertible Perpetual Preferred Shares so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the Board shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the date fixed for redemption and at the redemption price set forth in this paragraph (6).

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     (c) (1) Within thirty (30) days after the later of (i) the effective date,
(ii) the enactment date or (iii) if the Corporation contests in good faith in a judicial or administrative proceeding the legality of the change referred to in this paragraph (6)(c)(1), the date such matter is finally determined (the time for appeal having expired and no appeal having been filed) against the Corporation, of a change in any statute, rule or regulation of the United States of America which has the effect of limiting or making unavailable to the Corporation all or any of the tax deductions for amounts paid (including dividends) on the Convertible Perpetual Preferred Shares when such amounts are used as provided under Section 404(k)(2) of the Internal Revenue Code of 1986, as amended (the "Code") and in effect on the date Convertible Perpetual Preferred Shares are initially issued [(other than a change pursuant to H.R. 2572 which is subject to paragraph (6)(c)(2) below)], the Corporation may, in its sole discretion and notwithstanding anything to the contrary in paragraph
(6)(a) of this Article IV.A.2, elect to either (a) redeem any or all of such Convertible Perpetual Preferred Shares for cash or, if the Corporation so elects, in shares of Common Stock, or a combination of such shares of Common Stock and cash, any such shares of Common Stock to be valued for such purpose at their Fair Market Value (as defined in paragraph (9)(g) of this Article IV.A.2), at a redemption price equal to the higher of (x) $40,300.00 per share or (y) the Fair Market Value of the number of shares of Common Stock into which each Convertible Perpetual Preferred Share is convertible at the time the notice of such redemption is given, plus in either case accrued and unpaid dividends thereon to the date fixed for redemption, or (b) exchange any or all of such Convertible Perpetual Preferred Shares for securities of comparable value (as determined by an independent appraiser) that constitute "qualifying employer securities" with respect to a holder of Convertible Perpetual Preferred Shares within the meaning of Section 409(l) of the Code and Section 407(d)(5) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any successor provisions of law.

     (2) Within thirty (30) days after the later of (i) the effective date, (ii) the enactment date or (iii) if the Corporation contests in good faith in a judicial or administrative proceeding the legality of the change referred to in this paragraph (6)(c)(2), the date such matter is finally determined (the time for appeal having expired and no appeal having been filed) against the Corporation, of a change in any statute, rule or regulation of the United States of America [effected pursuant to H.R. 2572] which has the effect of limiting or making unavailable to the Corporation all or any of the tax deductions for amounts paid (including dividends) on the Convertible Perpetual Preferred Shares when such amounts are used as provided under Section 404(k)(2) of the Code and in effect on the date Convertible Perpetual Preferred Shares are initially issued, or if no such change has been effected [pursuant to H.R. 2572 by December 15, 1989 and that bill is pending at such time], the Corporation may, in its sole discretion and notwithstanding anything to the contrary in paragraph
(6)(a) of this Article IV.A.2, elect to either (a) redeem any or all of such Convertible Perpetual Preferred Shares for cash or, if the Corporation so elects, in shares of Common Stock, or a combination of such shares of Common Stock and cash, any such shares of Common Stock to be valued for such purpose at their Fair Market Value (as defined in paragraph (9)(g) of this Article IV.A.2), at a redemption price equal to the higher of (x) the sum of $40,300.00 per share plus the incremental amount of cash dividends that would have been paid to a holder of Convertible Perpetual Preferred Shares during the period from the date of issuance until the date of such redemption had the dividend on the Convertible Perpetual Preferred Shares during such period been equal to $3,526.35 per share per annum rather than $2,518.75 per share per annum or (y) the Fair Market Value of the number of shares of Common Stock into which each Convertible Perpetual Preferred Share is convertible at the time the notice of such redemption is given, plus in either case accrued and unpaid dividends thereon to the date fixed for redemption, or (b) exchange any or all of the such Convertible Perpetual Preferred Shares for securities of value comparable to that set forth in subsection (x) above (as determined by an independent appraiser) that constitute "qualifying employer securities" with respect to a holder of Convertible Perpetual Preferred Shares within the meaning of Section 409(l) of the Code and Section 407(d)(5) of ERISA, or any successor provisions of law.

     (d) In the event that the Plan is terminated or the ESOP is terminated or eliminated from the Plan in accordance with its terms, the Corporation shall, as soon thereafter as practicable, call for redemption all the then outstanding Convertible Perpetual Preferred Shares in accordance with paragraph (6)(a) of this Article IV.A.2.

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

     (e) The Corporation, at its option, may make payment of the redemption price required upon redemption or Convertible Perpetual Preferred Shares in cash or in shares of Common Stock, or in a combination of such Common Stock and cash, any such shares of Common Stock to be valued for such purposes at their Fair Market Value (as defined in paragraph (9)(g) of this Article IV.A.2).

     (7) Other Redemption Rights. Convertible Perpetual Preferred Shares shall be redeemed by the Corporation for cash or, if the Corporation so elects, in shares of Common Stock, or a combination of such shares of Common Stock and cash, any such shares of Common Stock to be valued for such purpose at their Fair Market Value, at a redemption price of $40,300.00 per share plus accrued and unpaid dividends thereon to the date fixed for redemption, at the option of the holder, at any time and from time to time upon notice to the Corporation given not less than five (5) business days prior to the date fixed by the holder in such notice for such redemption, upon certification by such holder to the Corporation of the following events: (i) when and to the extent necessary for such holder to make any payments of principal, interest or premium due and payable (whether as scheduled, upon acceleration or otherwise) under the Note from the Trustee to the Company or any indebtedness, expenses or costs incurred by the holder for the benefit of the Plan; or (ii) in the event that the Plan is not initially determined by the Internal Revenue Service to be qualified within the meaning of Sections 401(a) and 4975(e)(7) of the Code. Convertible Perpetual Preferred Shares shall be redeemed by the Corporation for cash or, if the Corporation so elects, in shares of Common Stock, or a combination of such shares of Common Stock and cash, any such shares of Common Stock to be valued for such purpose at their Fair Market Value, at a redemption price equal to the higher of (x) $40,300.00 per share or (y) the Fair Market Value of the number of shares of Common Stock into which each Convertible Perpetual Preferred Share is convertible at the time the notice of such redemption is given, plus in either case accrued and unpaid dividends thereon to the date fixed for redemption, at the option of the holder, at any time and from time to time upon notice to the Corporation given not less than five (5) business days prior to the date fixed by the holder in such notice for such redemption, upon certification by such holder to the Corporation that it is necessary for such holder to provide for distributions required to be made to the Participants under, or to satisfy an investment election of the Participants in accordance with, the Plan.

     (8) Consolidation, Merger, etc. (a) In the event that the Corporation shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock of any successor or resulting corporation (including the Corporation) that constitutes "qualifying employer securities" with respect to a holder of Convertible Perpetual Preferred Shares within the meaning of Section 409(1) of the Code and Section 407(d)(5) of ERISA or any successor provisions of law, and, if applicable, for a cash payment in lieu of fractional shares, if any, the Convertible Perpetual Preferred Shares of such holder shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become preferred stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by paragraphs (6), (7) and (8) of this Article IV.A.2), and the qualifications, limitations or restrictions thereon, that the Convertible Perpetual Preferred Share had immediately prior to such transaction, except that after such transaction each Convertible Perpetual Preferred Share shall be convertible, otherwise on the terms and conditions provided by paragraph (5) of this Article IV.A.2, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such Convertible Perpetual Preferred Shares could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holders of the Convertible Perpetual Preferred Shares, then the Convertible Perpetual Preferred Shares shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such Convertible Perpetual Preferred Shares could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property (other than such qualifying employer securities and a cash payment, if applicable, in lieu of fractional shares) receivable upon such transaction (provided that, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each non-electing share, then the kind and amount so receivable upon such transaction for each non-electing share shall be the kind and amount so receivable per share by the plurality of the non-electing shares). The rights of the Convertible Perpetual Preferred Shares as preferred stock of such successor or resulting corporations shall successively be subject to adjustments pursuant to paragraph (9) of this Article IV.A.2 after any such transaction as nearly equivalent as practicable to the adjustment provided for by such section prior to such transaction. The Corporation shall not consummate any such merger, consolidation or similar transaction unless all then outstanding Convertible Perpetual Preferred Shares shall be assumed and authorized by the successor or resulting corporation as aforesaid.

     (b) In the event that the Corporation shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration which is constituted solely of qualifying employer securities (as referred to in paragraph (8)(a) of this Article IV.A.2) and cash payments, if applicable, in lieu of fractional shares, outstanding Convertible Perpetual Preferred Shares shall, without any action on the part of the Corporation or any holder thereof (but subject to paragraph (8)(c) of this Article IV.A.2), be automatically converted by virtue of such merger, consolidation or similar transaction immediately prior to such consummation into the number of shares of Common Stock into which such Convertible Perpetual Preferred Shares could have been converted at such time so that each Convertible Perpetual Preferred Share shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in like kind) receivable by a holder of the number of shares of Common Stock into which such Convertible Perpetual Preferred Shares could have been converted immediately prior to such transaction; provided, however, that if by virtue of the structure of such transaction, a holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holder of the Convertible Perpetual Preferred Shares, then the Convertible Perpetual Preferred Shares shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such Convertible Perpetual Preferred Shares could have been converted immediately prior to such transaction if such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share, then the kind and amount of stock, securities, cash or other property receivable upon such transaction for each nonelecting share shall be the kind and amount so receivable per share by a plurality of the non-electing shares).

     (c) In the event the Corporation shall enter into any agreement providing for any consolidation or merger or similar business combination described in paragraph (8)(b) of this Article IV.A.2, then the Corporation shall as soon as practicable thereafter (and in any event at least ten (10) business days before consummation of such transaction) give notice of such agreement and the material terms thereof to each holder of Convertible Perpetual Preferred Shares and each such holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Corporation or the successor of the Corporations in redemption and retirement of such Convertible Perpetual Preferred Shares, a cash payment equal to the amount payable in respect of Convertible Perpetual Preferred Shares upon liquidation of the Corporation pursuant to paragraph (4) of this Article IV.A.2. No such notice of redemption shall be effective unless given to the Corporation prior to the close of business on the second business day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the fifth business day prior to consummation of such transaction.

     (9) Anti-dilution Adjustments. (a) In the event the Corporation shall, at any time or from time to time while any of the Convertible Perpetual Preferred Shares are outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (including a recapitalization effected by a merger or consolidation to which paragraph (8) of this Article IV.A.2 does not apply) or otherwise, the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event, and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this paragraph (9)(A) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

     (b) In the event that the Corporation shall, at any time or from time to time while any of the Convertible Perpetual Preferred Shares are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Corporation, any right or warrant to purchase shares of Common Stock (but not including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) at a purchase price per share less than the Fair Market Value (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then, subject to the provisions of paragraphs (9)(e) and (f) of this Article IV.A.2, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock at the time of such issuance for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants, and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants.

     (c) In the event the Corporation shall, at any time or from time to time while any of the Convertible Perpetual Preferred Shares are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) and other than pursuant to any employee or director incentive or benefit plan or arrangement, including any employment, severance or consulting agreement, of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted) for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Fair Market Value of such shares on the date of issuance, sale or exchange, then, subject to the provisions of paragraphs (9)(e) and (f) of this Article IV.A.2, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (ii) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of shares of Common Stock, and the denominator of which shall be the product of (a) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (b) the sum of the number of shares of Common stock outstanding on such day plus the number of shares of Common Stock so issued, sold or exchanged by the Corporation. In the event the Corporation shall, at any time or from time to time while any Convertible Perpetual Preferred Shares are outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), other than any such issuance to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Corporation) and other than pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted, for a consideration having a Fair Market Value, on the date of such issuance, sale or exchange, less than the Non-

Dilutive Amount (as hereinafter defined), then, subject to the provisions of paragraphs (9)(e) and (f) of this Article IV.A.2, the Conversion Price shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the sum of (I) the Fair Market Value of all the shares of Common Stock outstanding on the day immediately preceding the first public announcement of such issuance, sale or exchange plus (II) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of such right or warrant plus (III) the Fair Market Value at the time of such issuance of the consideration which the Corporation would receive upon exercise in full of all such rights or warrants, and the denominator of which shall be the product of (i) the Fair Market Value of a share of Common Stock on the day immediately preceding the first public announcement of such issuance, sale or exchange multiplied by (ii) the sum of the number of shares of Common Stock outstanding on such day plus the maximum number of shares of Common Stock which could be acquired pursuant to such right or warrant at the time of the issuance, sale or exchange of such right or warrant (assuming shares of Common Stock could be acquired pursuant to such right or warrant at such time).

     (d) In the event the Corporation shall, at any time or from time to time while any of the Convertible Perpetual Preferred Shares are outstanding, make an Extraordinary Distribution (as hereinafter defined) in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (including a recapitalization or reclassification effected by a merger or consolidation to which paragraph (8) of this Article IV.A.2 does not apply) or effect a Pro Rata Repurchase (as hereinafter defined) of Common Stock, the Conversion Price in effect immediately prior to such Extraordinary Distribution or Pro Rata Repurchase shall, subject to paragraphs (9)(e) and (f) of this Article IV.A.2, be adjusted by multiplying such Conversion Price by the fraction, the numerator of which is the difference between (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution or Pro Rata Repurchase multiplied by (y) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be, and (ii) the Fair Market Value of the Extraordinary Distribution minus the aggregate amount of regularly scheduled quarterly dividends declared by the Board and paid by the Corporation in the twelve months immediately preceding such Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be, and the denominator of which shall be the product of (a) the number of shares of Common Stock outstanding immediately before such Extraordinary Dividend or Pro Rata Repurchase minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation multiplied by (b) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be. The Corporation shall send each holder of Convertible Perpetual Preferred Shares (i) notice of its intent to make any dividend or distribution and (ii) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, or the number of shares subject to such offer for a Pro Rata Repurchase and the purchase price payable by the Corporation pursuant to such offer, as well as the Conversion Price and the number of shares of Common Stock into which a Convertible Perpetual Preferred Share may be converted at such time.

     (e) Notwithstanding any other provision of this paragraph (9), the Corporation shall not be required to make any adjustment to the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Price.

     (f) If the Corporation shall make any dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Price pursuant to the foregoing provisions of this paragraph (9), the Board shall consider whether such action is of such a nature that an adjustment to the Conversion Price should equitably be made in respect of such transaction. If in such case the Board determines that an adjustment to the Conversion Price should be made, an adjustment shall be made effective as of such date, as determined by the Board. The determination of the Board as to whether an adjustment to the Conversion Price should be made pursuant to the foregoing provisions of this paragraph (9)(f), and, if so, as to what adjustment should be made and when, shall be final and binding on the Corporation and all shareholders of the Corporation. The Corporation shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by the foregoing provisions of this paragraph (9), as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to the holders of the Common Stock.

     (g) For purposes of this Article IV.A.2., the following definitions shall apply:

          "Business Day" shall mean each day that is not a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York are not required to be open.

          "Current Market Price" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, or, in the event that no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Corporation or a committee thereof.

          "Extraordinary Distribution" shall mean any dividend or other distribution to holders of Common Stock (effected while any of the Convertible Perpetual Preferred Shares are outstanding) (i) of cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding period of 12 months, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the Business Day immediately following the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer which is a Pro Rata Repurchase, or the date of purchase with respect to any other Pro Rata Repurchase which is not a tender offer or exchange offer made during such period), exceeds ten percent (10%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the day before the ex-dividend date with respect to such Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, and/or (ii) of any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation (other than securities of the type referred to in paragraph (9)(b) or (c) of this Article IV.A.2), evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation) or any combination thereof. The Fair Market Value of an

     Extraordinary Distribution for purposes of paragraph (9)(d) of this Article IV.A.2 shall be equal to the sum of the Fair Market Value of such Extraordinary Distribution plus the amount of any cash dividends which are not Extraordinary Distributions made during such 12-month period and not previously included in the calculation of an adjustment pursuant to paragraph (9)(d) of this Article IV.A.2.

          "Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Corporation or any other issuer which are publicly traded, (i) for purposes of paragraphs (6) and
     (7) of this Article IV.A.2, the Current Market Price on the date as of which the Fair Market Value is to be determined, and (ii) for all other purposes hereof, the average of the Current Market Prices of such shares or securities for each day of the Adjustment Period. "Adjustment Period" shall mean the period of five (5) consecutive trading days preceding, and including, the date as of which the Fair Market Value of a security is to be determined. The Fair Market Value of any security which is not publicly traded (other than the Convertible Perpetual Preferred Shares) or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board or such committee available to make such determination, as determined in good faith by the Board or such committee.

          "Non-Dilutive Amount" in respect of an issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean the difference between (i) the product of the Fair Market Value of a share of Common Stock on the day preceding the first public announcement of such issuance, sale or exchange multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, and (ii) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock; provided, however, that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.

          "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation), or any combination thereof, affected while any of the Convertible Perpetual Preferred Shares are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares by the Corporation or any subsidiary thereof made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this paragraph (9)(g) of this Article IV.A.2, shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with the requirements of Rule 10b-18 as in effect under the Exchange Act, on the date Convertible Perpetual Preferred Shares are initially issued by the Corporation or on such other terms and conditions as the Board or a committee thereof shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

          (h) Whenever an adjustment to the Conversion Price and the related voting rights of the convertible Perpetual Preferred Shares is required pursuant to this Article IV.A.2., the Corporation shall forthwith place on file with the transfer agent for the Common Stock and the Convertible Perpetual Preferred Shares, and with the Secretary of the Corporation, a statement signed by two officers of the Corporation stating the adjusted Conversion Price determined as provided herein and the resulting conversion ratio, and the voting rights (as appropriately adjusted), of the Convertible Perpetual Preferred Shares. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment, including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Price and the related voting rights of the Convertible Perpetual Preferred Shares, the Corporation shall mail a notice thereof and of the then prevailing conversion ratio to each holder of Convertible Perpetual Preferred Shares.

     (10) Ranking; Attributable Capital And Adequacy of Surplus; Retirement of Shares. (a) The Convertible Perpetual Preferred Shares shall rank senior to the Common Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding-up of the Corporation, and, unless otherwise provided in the Restated Certificate of Incorporation of the Corporation, as the same may be amended, or a Certificate of Designations relating to a subsequent series of Preferred Stock, par value $0.01 per share, of the Corporation, the Convertible Perpetual Preferred Shares shall rank junior to all series of the Corporation's Preferred Stock, par value $0.01 per share as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding-up.

     (b) In addition to any vote of stockholders required by law or by paragraph
(3)(b) of this Article IV.A.2., the vote of the holders of a majority of the outstanding Convertible Perpetual Preferred Shares shall be required to increase the par value of the Common Stock or otherwise increase the capital of the Corporation allocable to the Common Stock for the purpose of the General Corporation Law if, as a result thereof, the surplus of the Corporation for purposes of the General Corporation Law would be less than the amount of Convertible Perpetual Preferred Dividends that would accrue on the then outstanding Convertible Perpetual Preferred Shares during the following three years.

     (c) Any Convertible Perpetual Preferred Shares acquired by the Corporation by reason of the conversion or redemption of such shares as provided by this
Article IV.A.2., or otherwise so acquired, shall be retired as Convertible Perpetual Preferred Shares and restored to the status of authorized but unissued shares of Preferred Stock, par value $0.01 per share, of the Corporation, undesignated as to series, and may thereafter be reissued as part of a new series of such Preferred Stock as permitted by law.

     (11) Miscellaneous. (a) All notices referred to in this Article IV.A.2 shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of delivery thereof if by hand delivery, by courier or by standard form of telecommunication or three (3) Business Days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Article IV.A.2.) with postage prepaid, addressed: (i) if to the Corporation, to its office at
                      (Attention: Secretary), or to the transfer agent for the Convertible Perpetual Preferred Shares, or other agent of the Corporation designated as permitted by this Article IV.A.2. or (ii) if to any holder of the Convertible Perpetual Preferred Shares or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Convertible Perpetual Preferred Shares or Common Stock, as the case may be) or
(iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

     (b) The term "Common Stock" as used in this Article IV.A.2. means the Corporation's Common Stock, par value $0.01 per share, as the same exists at the date of filing of a Certificate of Designations relating to Convertible Perpetual Preferred Shares or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that, at any time as a result of an adjustment made pursuant to paragraph (9) of this Article IV.A.2., the holder of any Convertible Perpetual Preferred Shares upon thereafter surrendering such shares for conversion, shall become entitled to receive any shares or other securities of the Corporation other than shares of Common Stock, the Conversion Price in respect of such other shares or securities so receivable upon conversion of Convertible Perpetual Preferred Shares shall thereafter be adjusted, and shall be subject to further adjustment from time to time, in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in paragraph (9) of this Article IV.A.2, and the provisions of paragraphs (1) through (8), (10) and (11) of this

Article IV.A.2. with respect to the Common Stock shall apply on like or similar terms to any such other shares or securities.

     (c) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of Convertible Perpetual Preferred Shares or shares of Common Stock or other securities issued on account of Convertible Perpetual Preferred Shares pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of Convertible Perpetual Preferred Shares or Common Stock or other securities in a name other than that in which the Convertible Perpetual Preferred Shares with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment, to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

     (d) In the event that a holder of Convertible Perpetual Preferred Shares shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of Convertible Perpetual Preferred Shares should be made or the addresses to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares and make such payment, in the name of the holder of such Convertible Perpetual Preferred Shares as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder shown on the records of the Corporation.

     (e) Unless otherwise provided in the Restated Certificate of Incorporation, as the same may be amended, of the Corporation, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding-up or otherwise made upon the Convertible Perpetual Preferred Shares and any other stock ranking on a parity with the Convertible Perpetual Preferred Shares with respect to such dividend or distribution shall be pro rata, so that amounts paid per Convertible Perpetual Preferred Share and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the Convertible Perpetual Preferred Share and such other stock bear to each other.

     (f) Any determination required or permitted to be made by the Board hereunder may be made by a committee appointed by the Board which need not include members of the Board.

     (g) The Corporation may appoint, and from time to time discharge and change, a transfer agent for the Convertible Perpetual Preferred Shares. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof by hand delivery, by courier, by standard form of telecommunication or by first-class mail, (postage prepaid), to each holder of record of Convertible Perpetual Preferred Shares.

                                B. COMMON STOCK

     (1) Subject to all of the rights of the Preferred Stock, except as may be expressly provided with respect to the Preferred Stock herein, by law or by the Board pursuant to this Article IV:

          (a) dividends may be declared and paid or set apart for payment upon the Common Stock only out of any assets or funds of the Corporation legally available for the payment of dividends;

          (b) the holders of Common Stock shall have the exclusive right to vote for the election of Directors of the Corporation (the "Directors") and on all other matters requiring stockholder action, each share of Common Stock being entitled to one vote; and

          (c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

                                   ARTICLE V

                                   DIRECTORS

     (1) Elections of Directors of the Corporation need not be by written ballot, except and to the extent provided in the By-Laws of the Corporation.

     (2) The number of Directors of the Corporation shall be an even number fixed from time to time in the manner provided by the By-laws of the Corporation, but in no event shall such number be less than eight (8) nor more than sixteen (16). At least half of the Directors shall be Independent Directors as such term is used in Rule 303 of the Rules of the New York Stock Exchange as in existence on the date hereof or as amended from time to time hereafter.

     (3) The Board shall be divided into three classes, each class to have, as nearly as may be possible, an equal number of Directors. The term of office of Directors of the first class shall expire at the annual meeting of stockholders next ensuing this classification; the term of office of Directors of the second class shall expire at the second annual meeting of stockholders next ensuing this classification; and the term of office of Directors of the third class shall expire at the third annual meeting of stockholders next ensuing this classification. At each annual meeting of the stockholders, Directors of each class whose term then expires shall be elected for a full term of three years to succeed the Directors of such class, so that the term of office of the Directors of one class shall expire in each year; provided that nothing herein shall be construed to prevent (i) the election of a Director to succeed himself, or (ii) the election of a Director for the remainder of an unexpired term in the class of Directors to which he is elected.

     (4) Except as otherwise fixed pursuant to the provisions of this Article V relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director.

     (5) To the fullest extent permitted by the General Corporation Law as it now exists and as it may hereafter be amended, no Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director.

                                   ARTICLE VI

                                  STOCKHOLDERS

     (1) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by any such holders. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer, or a majority of the Directors.

     (2) Except as otherwise provided by law, at any annual or special meeting of stockholders only such business shall be conducted as shall have been properly brought before the meeting in accordance with the provisions of this Restated Certificate of Incorporation and the By-Laws of the Corporation. In order to be properly brought before the meeting, such business must have either been (a) brought before the meeting by or at the direction of the Board or (b) by any stockholder in accordance with the following requirements:

          (i) Any stockholder entitled to vote at such annual meeting may propose business (other than nominations for the election of Directors) to be included in the agenda of such meeting only if written notice of such stockholder's intent is given to the Secretary of the Corporation (the "Secretary"), either personally or by mail, postage prepaid, not earlier than 90 days nor later than 60 days in advance of the anniversary of the date of the immediately preceding annual meeting or if the date of the annual meeting occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual meeting, not later than the close of business on the later of (a) the sixtieth day prior to such annual meeting and (b) the [tenth] day following the date on which public announcement of the date of such meeting is first made. A stockholder's notice to the Secretary shall set forth in writing as to each business matter such stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,
     (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation that are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. Notwithstanding anything in this Restated Certificate of Incorporation to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this paragraph (2) of this Article VI. The officer of the Corporation or other person presiding at the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this section, and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

          (ii) Nominations for the election of Directors may be made by the Board or any stockholder entitled to vote for the election of Directors. Any stockholder entitled to vote for the election of Directors at the annual meeting of the stockholders of the Corporation may nominate a person or persons for election as a Director only if written notice of such stockholder's intent to make such nomination is given to the Secretary in accordance with the procedures set forth in the immediately preceding paragraph of this Article VI.2. Each such notice shall set forth the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated for election as a Director; a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations for election as a Director are to be amended by the stockholder; such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission if such nominee had been nominated, or was intended to be nominated, for election as a Director by the Board; and the consent of each nominee to serve as a Director of the Corporation if so elected. The Board may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

          (iii) For purposes hereof, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable Swedish or United States news service or in a document publicly filed by the Corporation with the Stockholm Stock Exchange and the United States Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the United States Securities Exchange Act of 1934, as amended.

                                  ARTICLE VII

               INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

     (1) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or her is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     (2) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (3) To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (1) and (2) of this Article VII, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

     (4) Any indemnification under paragraphs (1) and (2) of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in such paragraphs (1) and (2). Such determination shall be made (a) by the Board by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders of the Corporation.

     (5) Expenses (including attorneys' fees) incurred by an officer or Director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation, as the Board deems appropriate, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation authorized in this Article VII. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

     (6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by-law, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

     (7) The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of Section 145 of the General Corporation Law.

     (8) For purposes of this Article VII, references to "the Corporation" shall include, in addition to the Corporation, any constituent corporation, including Pharmacia Aktiebolag ("Pharmaica"), The Upjohn Company ("Upjohn") and any companies to which Pharmacia and Upjohn had previously extended rights similar to those afforded by this Article VII would have had power and authority to indemnify its Directors, officers, employees or agents so that any person who is or was a Director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

     (9) For purposes of this Article VII, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a Director, officer, employee or agent of the Corporation which imposes duties on, or involves service by, such Director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VII.

     (10) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE VIII

                                    BY-LAWS

     (1) In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized and empowered in the manner provided in the By-Laws of the Corporation, to make, alter, amend and repeal the By-Laws of the Corporation in any respect not inconsistent with the laws of the State of Delaware or with the Restated Certificate of Incorporation of the Corporation, but the Board shall not repeal any By-Law hereafter made by the stockholders.

     (2) Notwithstanding the provisions of paragraph (1) of this Article VIII, however, any alteration, amendment or repeal of those provisions of the By-Laws whose amendment, alteration or repeal requires the affirmative vote of 80% of all the Directors or 66-2/3% of the votes entitled to be cast on matters submitted to stockholders generally by all then outstanding shares of capital stock of the Corporation authorized to be issued from time to time under this Restated Certificate of Incorporation (the "Voting Stock" and a "Supermajority Vote") shall require the affirmative vote of 80% of all the Directors.

                                   ARTICLE IX

                                 REORGANIZATION

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE X

                              BUSINESS COMBINATION

     (1) In addition to any affirmative vote required by law or the Restated Certificate of Incorporation or By-Laws of the Corporation, a Business Combination shall require a Supermajority Vote (which affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise); provided, however, that such voting requirements shall not be applicable if:

          (a) The Continuing Directors shall have expressly approved, by the affirmative vote of a majority of such Continuing Directors, such Business Combination prior to such Business Combination; or

          (b) All of the following conditions shall be satisfied:

          (i) The consideration to be received by holders of Voting Stock in the Business Combination shall be in cash or if the consideration previously paid by or on behalf of the Related Person in connection with its acquisition of beneficial ownership of shares of Voting Stock constituted in whole or in part of consideration other than cash, then in the same form as such consideration. If such payment for shares of Voting Stock of the Corporation has been made with varying forms of consideration, the form of consideration for such Voting Stock shall be either cash or the form used to acquire the beneficial ownership of the largest number of shares of Voting Stock previously acquired by the Related Person;

          (ii) After such Related Person shall have first become a Related Person and prior to the consummation of such Business Combination:

             (A) Except as approved by the affirmative vote of a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular dates therefor the full amount of all dividends (whether or not cumulative) payable on the Preferred Stock or any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation; and

             (B) There shall have been (x) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock) except as approved by a majority vote of the Continuing Directors and (y) an increase in such annual rate of dividends, to the extent necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate shall have been approved by a majority vote of the Continuing Directors; and

             (C) Such Related Person shall not have become the Beneficial Owner of any additional shares of Voting Stock except as part of the transaction that results in such Related Person becoming a Related Person and except in a transaction that, after giving effect thereto, would not result in any increase in the Related Person's percentage beneficial ownership of any class of Voting Stock. The approval by a majority of the Continuing Directors of any exception to the requirements set forth in subparagraphs (A) and (B) hereof shall only be effective for the purposes of this subparagraph (b) if obtained at a meeting at which a Continuing Director Quorum is present;

          (iii) After such Related Person shall have first become a Related Person, such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation; and

          (iv) a proxy statement describing the proposed Business Combination and complying with the requirements of the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any acts, rules or regulations which a majority of the Continuing Directors determine are successors thereto, shall (whether or not such a proxy statement is required to be mailed pursuant to such acts, rules or regulations) have been mailed to all holders of Voting Stock at least 30 days prior to the date of the meeting called to consider such Business Combination and such statement shall have contained, on the first page thereof, in a prominent place, any recommendation as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to state and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected, at a meeting at which a Continuing Directors Quorum is present by a majority of the Continuing Directors, as to the fairness (or not) of the terms of the Business Combination, from a financial point of view of the holders of the outstanding shares of capital stock of the Corporation other than the Related Person and its Affiliates or Associates (such investment banking firm to be paid a reasonable fee for its services by the Corporation).

Notwithstanding any of the foregoing, however, the Corporation may not enter into any Business Combination unless the Fair Market Value of the consideration to be received per share by holders of Voting Stock in the Business Combination before the date of the consummation of such Business Combination is at least equal to the Highest Per Share Price.

     (2) Notwithstanding anything to the contrary in Article X or in any corporation law which may be applicable, in the event the Corporation merges, consolidates with or otherwise reorganizes itself (including by reincorporation), or sells all or substantially all its assets to, a Person except in an arm's length transaction and to a Person that is not an Affiliate, such a transaction will require the affirmative vote of 66 2/3% of the Voting Stock unless the Certificate of Incorporation or By-Laws of the surviving corporation after any such merger, consolidation or reorganization is identical to that of the Corporation as of the effective date of any such merger, consolidation or reorganization.

     (3) For the purposes of Article X.1.and X.2., the following definitions shall apply:

          (a) The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect at the date of the adoption of this Article IX (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation).

          (b) The term "Beneficial Owner" shall mean any Person (i) which beneficially owns any Voting Stock within the meaning ascribed in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, or (ii) that has (x) the right to acquire any such beneficial ownership (whether or not such right is exercisable immediately, with the passage of time or subject to any condition) pursuant to any agreement, contract, arrangement or understanding or upon the exercise of any conversion, exchange or other right, warrant or option, or otherwise, or (y) the right to vote pursuant to any agreement, arrangement or understanding. A Person shall be deemed the Beneficial Owner of all Voting Stock of which any Affiliate or Associate of such Person is the Beneficial Owner.

        (c)  The term "Business Combination" shall mean

             (i) any merger or consolidation of the Corporation or any Subsidiary with (a) any Related Person, or (b) any other corporation (whether or not itself a Related Person) which is, or after such merger or consolidation would be, an Affiliate or Associate of a Related Person; or

             (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) by or to any Related Person, or any Affiliate or Associate of any Related Person, involving any assets or securities of the Corporation, any Subsidiary or any Related Person, or any Affiliate or Associate of any Related Person, having an aggregate Fair Market Value of $25,000,000 or more; or

             (iii) the issuance or transfer by the Corporation or any Subsidiary (in the transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Related Person or any Affiliate of any Related Person, other than the issuance on a pro rata basis to all holders of stock of the same class pursuant to a stock split or stock dividend; or

             (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of a Related Person or any Affiliate or Associate of any Related Person; or

             (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or otherwise involving a Related Person) that has the effect, directly or indirectly, of increasing the proportionate share of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly beneficially owned by any Related Person or any Affiliate or Associate of any Related Person; or

             (vi) any loan, advance, guaranty, pledge or other financial assistance by the Corporation or any Subsidiary to or for the benefit, directly or indirectly (except proportionately as a stockholder), of a Related Person; or

             (vii) any agreement, contract or other arrangement providing for any one or more of the actions specified in clauses (i) to (vi) of this subparagraph b(3); or

             (viii) any series of transactions which a majority of Continuing Directors determine are related and which, taken together, would constitute a Business Combination.

          (d) The term "Continuing Director" shall mean a Director of the Corporation who is not an Affiliate or Associate of the Related Person involved in the relevant Business Combination and either (i) who was a member of the Board of Directors of the Corporation immediately prior to the time that such Related Person became a Related Person or (ii) whose initial election as a Director of the Corporation was recommended by the affirmative vote of a majority of the Continuing Directors then in office; provided, however, that in either such case, such Continuing Director shall have continued in office after first becoming a Continuing Director.

          (e) The term "Continuing Director Quorum" shall mean at least 60% of the number of Continuing Directors capable of exercising the powers conferred upon them under the provisions of the Restated Certificate of Incorporation or By-Laws of the Corporation or by law.

          (f) The term "Fair Market Value" shall mean (i) in the case of United States currency, the amount thereof, (ii) in the case of stock, (x) the highest closing sale price per share thereof, during the 30 trading days preceding the date as of which the determination thereof is to be made, on the Composite Tape for New York Stock Exchange-Listed Stocks or, if such stock is not listed on such exchange, on the New York Stock Exchange, or if such stock is not listed on such exchange, on the United States securities exchange registered as a national securities exchange under the Securities Act of 1934, as amended, on which such stock is listed and principally traded, (y) if such stock is not so listed, the

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

     highest closing bid quotation per share thereof, during the 30 trading days preceding the date as of which the determination thereof is to be made, on the National Association of Securities Dealers, Inc. Automated Quotation System, or any system then in use or (z) if no such quotations are then available, the fair market value thereof, as of the date as of which the determination thereof is to be made, as determined by a majority vote of the Continuing Directors and (iii) in the case of securities, property or assets other than such currency or stock, the fair market value thereof, as of the date as of which the determination is to be made, as determined by a majority vote of the Continuing Directors.

          (g) The term "Highest Per Share Price" shall mean with respect to any class or series of Voting Stock of the Corporation the highest of (i) the highest price that can be determined, by a majority of the Continuing Directors, to have been paid at any time by or on behalf of the Related Person for any share or shares of such class or series of Voting Stock or, if such Related Person has not acquired any Voting Stock of such class or series, the highest equivalent, as determined by a majority vote of the Continuing Directors, for a share of such class or series of such highest price for any other class or series of Voting Stock, (ii) the Fair Market Value per share of such Voting Stock, as determined by a majority of the Continuing Directors, immediately prior to the time at which the relevant Business Combination shall first have been publicly announced or at which
     (iii) the highest preferential amount, if any, per share payable with respect to such Voting Stock in the event of a voluntary or involuntary liquidation of the Corporation. In determining the Highest Per Share Price for any Voting Stock (i) all purchases by the Related Person shall be taken into account regardless of whether the shares were purchased before or after the Related Person becomes a Related Person, and (ii) the Highest Per Share Price shall include any brokerage commissions, transfer taxes and soliciting dealers' fees or other value paid in connection with such purchases. The Continuing Directors shall determine, by a majority vote, the Highest Per Share Price for each outstanding class and series of the Voting Stock in connection with any Business Combination which is subject to the voting requirement of paragraph (1) of this Article X.

          A Related Person shall be deemed to have acquired a share of Voting Stock at the time when such Related Person became the Beneficial Owner thereof. The price deemed to have been paid by a Related Person for Voting Stock of which an Affiliate or Associate is the Beneficial Owner shall be the price, as determined by a majority vote of the Continuing Directors, which is the highest of (i) the price paid upon the acquisition thereof by the relevant Affiliate or Associate (if any, and whether or not such Affiliate or Associate was an Affiliate or Associate at the time of such acquisition), (ii) the Fair Market Value of such Voting Stock at the time when the Related Person became the Beneficial Owner thereof and (iii) the highest price previously paid by such Related Person or an Affiliate or Associate thereof for such Voting Stock.

          In any determination of the Highest Per Share Price or the price or prices paid or deemed to have been paid by any Person, appropriate adjustment shall be made to reflect the relevant effect of any stock dividends, splits and distributions and any combination or reclassification of capital stock.

          (h) The term "other consideration to be received" shall, in the event of a Business Combination which is a merger and in which the Corporation is the surviving corporation, include, without limitation, capital stock of the Corporation to be retained by the holders thereof other than the Related Person.

          (i) The term "Person" shall mean any individual, corporation, partnership or other entity, including any group comprised of any Person and any other Person, or any Affiliate or Associate thereof, with whom such Person, or any Affiliate or Associate thereof, has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Voting Stock and each Person, and any Affiliate or Associate thereof, which is a member of such group.

          (j) The term "Related Person" shall mean (i) any Person (other than the Corporation or any Subsidiary and other than any profit-sharing employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee or fiduciary with respect to any such plan when acting in such capacity) who, together with its Affiliates and Associates, is or shall become the Beneficial Owner of an aggregate of 15% or more of the outstanding Voting Stock of the Corporation, (ii) is an Affiliate or Associate of any such Person and (iii) shall become, in a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended, the Beneficial Owner of Voting Stock of which a Related Person was the Beneficial Owner at any time during the two years prior to the time such Person or Affiliate or Associate became such Beneficial Owner.

     (k) The term "Subsidiary" means any Person a majority of the capital stock of or other equity interest in which is owned by the Corporation, one or more Subsidiaries of the Corporation or the Corporation and one or more Subsidiaries of the Corporation.

     (4) A majority of the Continuing Directors shall have the power to make any and all determinations provided in this Article X and to interpret the provisions of and definitions in this Article X, which determinations and interpretations shall, to the fullest extent permitted by law, be conclusive, except as a majority of the Continuing Directors may otherwise determine.

                                   ARTICLE XI

                                   AMENDMENT

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the General Corporation Law, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that (i) no amendment, alteration, change or repeal in any respect of any provision of Article I, Article X or clause (i) of this Article XI hereof may be made by the stockholders of the Corporation, and no provision inconsistent therewith may be so adopted, without the affirmative vote of 80% of all the Directors and a Supermajority Vote; and (ii) no amendment, alteration, change or repeal in any respect of any provision of paragraph (3) of Article V or paragraph (2) of Article VIII hereof may be proposed to the stockholders by the Directors, and no provision inconsistent therewith may be proposed for amendment, without the affirmative vote of 80% of all the Directors.

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